EXHIBIT 3.1

RESTATED  CERTIFICATE OF INCORPORATION

OF

LAKELAND INDUSTRIES, INC.
___________________________________

Lakeland Industries, Inc., a corporation organized and existing under and by virtue of the General Corporation Law (“DGCL”) of the State of Delaware (the “Corporation”), filed its original Certificate of Incorporation with the Secretary of State of Delaware on April 30, 1986 under the name Lakeland Industries, Inc.  Pursuant to Section 245 of the DGCL, the Corporation DOES HEREBY CERTIFY:

That the Board of Directors of the Corporation has duly adopted resolutions setting forth the Restated Certificate of Incorporation of the Corporation and declaring said restatement of the Certificate of Incorporation to be advisable.  Said Restated Certificate of Incorporation only restates and integrates and does not further amend the provisions of the Corporation’s Certificate of Incorporation as heretofore amended and supplemented and there is no discrepancy between such provisions and the provisions of the Restated Certificate of Incorporation.  The Certificate of Incorporation of the Corporation shall be Restated to read as follows:

FIRST:                    The name of the corporation (hereinafter called the “Corporation”) is Lakeland Industries, Inc.

SECOND:               The address, including street, number, city and county, of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle; and the name of the registered agent of the Corporation at such address is The Corporation Trust Company.

THIRD:                   The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH:              (a)  The total number of shares of stock which the Corporation shall have authority to issue is 11,500,000 shares, of which 10,000,000 shares shall be Common Stock of the par value of $.01 per share and 1,500,000 shares shall be Preferred Stock of the par value of $.01 per share, issuable in series.

(b)  The designations, preferences, privileges and voting powers of each class of stock of the Corporation, and the restrictions and qualifications thereof, shall be as follows:

A.  The Serial Preferred Stock.  The Board of Directors is vested with authority, to the extent permitted by the laws of Delaware, to issue the Serial Preferred Stock from time to time in one or more series, each series to have such relative rights, preferences and limitations as shall be determined by the Board of Directors.  All shares of the Serial Preferred Stock shall be identical except to the following relative rights and preferences as to which there may be variations between different series:

(1)  The number of shares constituting such series, and the designation thereof to distinguish the shares of such series from the shares of all other series;

(2)  The rate of dividend, the time of payment and the dates from which dividends shall be cumulative, and the extent of participation rights, if any:

(3)  Any right to vote with holders of shares of any other series or class, the number of votes per share and any right to vote as a class, either generally or as a condition to specified corporate action;

(4)  The price at and the terms and conditions on which shares may be redeemed;

(5)  The amount payable upon shares in the event of involuntary liquidation;

(6)  The amount payable upon shares in the event of voluntary liquidation;

(7)  Sinking fund provisions for the redemption or purchase of shares;

(8)  The terms and conditions on which shares may be converted, if the shares of any series are issued with the privilege of conversion.

Prior to the issuance of any shares of Preferred Stock, the Board of Directors shall have established such series by adopting a resolution or resolutions setting forth the designation and number of shares of the series and the voting powers, designations, preferences and relative, participating, optional, or other rights, if any, of the qualifications, limitations or restrictions thereof, if any, to the extent permitted by the provisions hereof, and the Corporation shall have filed, in the office of the Secretary of State of the State of Delaware, a certificate setting forth a copy of such resolution or resolutions.

B.  The Common Stock.  Subject to the preferences, privileges and voting powers, and the restrictions and qualifications thereof, of the Serial Preferred Stock, the holders of the common stock shall have and possess all rights appertaining to capital stock of the Corporation.  Holders of common stock shall have one vote for each share held.  At each election for directors, every stockholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected, at that time, and for whose election he has a right to vote.

FIFTH:                    The directors of the Corporation shall be classified with respect to the time for which they shall severally hold office by dividing them into three classes, each class to be as nearly equal in number as possible, which classes shall be designated as Class 1, Class 2 and

Class 3.  Subject to the provisions hereof, the number of directors in each class shall from time to time be designated by the Board of Directors of the Corporation.  The Class 1 Directors shall be elected initially for a term of one year, the Class 2 Directors shall be elected initially for a term of two years; and the Class 3 Directors shall be elected initially for a term of three years.  At each annual meeting, the successors to the class of directors whose terms shall expire that year shall be elected to hold office for a term of three years so that each term of office of one class of directors shall expire in each year.  Notwithstanding the rule that the three classes shall be as nearly equal in number of directors as possible, in the event of any change in the authorized number of directors, each director then continuing to serve as such shall nevertheless continue as a director of the class of which he is a member until the expiration of his current term, or his prior death, resignation or removal.  If any newly created directorship may, consistent with the rule that the three classes shall be as nearly equal in number of directors as possible, be allocated to one or two or more classes, the Board shall allocate it to that of the available classes whose term of office is due to expire at the earliest date following such allocation.

SIXTH:                   The Corporation is to have perpetual existence.

SEVENTH:             Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs.  If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

EIGHTH:                For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

1.  The management of the business and the conduct of the affairs of the Corporation, including the election of the Chairman of the Board of Directors, if any, the President, the Treasurer, the Secretary, and other principal officers of the Corporation, shall be vested in its Board of Directors.  The number of directors which shall constitute the whole Board of Director shall be fixed by, or in the manner provided in, the Bylaws.  The phrase “whole Board” and the phrase

“total number of directors” shall be deemed to have the same meaning, to wit, the total number of directors which the Corporation would have if there were no vacancies.  No election of directors need be by written ballot.

2.  The original Bylaws of the Corporation shall be adopted by the incorporator unless the certificate of incorporation shall name the initial Board of Directors therein.  Thereafter, the power to make, alter, or repeal the Bylaws, and to adopt any new Bylaw, except a Bylaw classifying directors for election for staggered terms, shall be vested in the Board of Directors.

3.  Whenever the Corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meetings of stockholders.  Whenever the Corporation shall be authorized to issue more than one class of stock, no outstanding share of any class of stock which is denied voting power under the provisions of the certificate of incorporation shall entitle the holder thereof to the right to vote, at any meeting of the stockholders except as the provisions of paragraph (b) (2) of Section 242 of the General Corporation Law shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

NINTH:                  (a)  The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(b)  The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under Section 145 of the General Corporation Law of Delaware.

TENTH:                  No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as director, occurring on or after the effective date of this provision, provided that this provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of

Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

ELEVENTH:           From time to time any of the provisions of this certificate of incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws; provided, however, that the provisions set forth in Articles FIFTH, SIXTH, EIGHTH, NINTH, TENTH, ELEVENTH and TWELFTH may not be repealed or amended in any respect unless such repeal or amendment is approved by the affirmative vote of the holders of not less than two-thirds of the total voting power of all outstanding shares of voting stock of this Corporation.  All rights at any time conferred upon the stockholders of the Corporation by this certificate of incorporation are granted subject to the provisions of this Article ELEVENTH.

TWELFTH:            The affirmative vote of the holders of not less than two-thirds of the outstanding stock of the Corporation entitled to vote shall be required for approval if (1) this Corporation merges or consolidates with any other corporation if, on the record date for the determination of stockholders entitled to vote on such transaction, such other corporation and its affiliates singly or in the aggregate are directly or indirectly the beneficial owners of more than five (5%) percent of the total voting power of all outstanding shares of the voting stock of this Corporation (such other corporation being herein referred to as a “Related Corporation”), or if (2) this Corporation sells or exchanges all or a substantial part of its assets to or with such Related Corporation, or if (3) this Corporation issues or delivers any stock or other securities issued by it in exchange or payment for any properties or assets of such Related Corporation or securities issued by such Related Corporation, or in a merger of any affiliate of this Corporation with or into such Related Corporation or any of its affiliates; provided, however, that the foregoing shall not apply to any such merger, consolidation, sale or exchange, or issuance or delivery of stock or other securities which was (i) approved by resolution of the Board of Directors adopted by the affirmative vote of not less than two-thirds of the directors as calculated prior to the acquisition of the beneficial ownership of more than five (5%) percent of the total voting power of all outstanding shares of the voting stock of the Corporation by such Related Corporation and its affiliates, nor shall it apply to any such transaction solely between this Corporation and another corporation fifty (50%) percent or more of the voting stock of which is owned by this Corporation.  For the purposes hereof, an “affiliate” is any person (including a corporation, partnership, trust, estate or individual) who directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified.  “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise; and in computing the percentage of outstanding voting stock beneficially owned by any person the shares outstanding and the shares owned shall be determined as of the record date fixed to determine the stockholders entitled to vote or express consent with respect to such proposal.  The stockholder vote, if any, required for mergers, consolidations, sales or exchanges of assets or issuance of stock or other securities not expressly provided for in this Article, shall be such as may be required by applicable law.  A “substantial part” of the corporation’s assets shall mean assets comprising more than ten (10%) percent of the book value or fair market value of the total assets of the Corporation and its subsidiaries taken as a whole.

IN WITNESS WHEREOF, said Lakeland Industries, Inc. has caused this certificate to be executed in its corporate name this 15th day of April 2008.

By: /s/ Christopher J. Ryan
Name:Christopher J. Ryan
Title: President and Chief Executive Officer

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